March 30, 2007

AMI Doduco, Inc.

Murray Corporate Park

1003 Corporate Drive

Export, PA 15362

Technitrol, Inc.

1210 Northbrook Drive, Suite 470

Trevose, PA 19053

Dear Sirs:

Fee Consignment and/or Purchase of Silver Agreement

We are pleased to confirm that, subject to your acceptance of this facility, HSBC Bank USA, National Association ("Bank") will be prepared to deliver on an uncommitted basis, from time to time, silver upon consignment (the "Consignment(s)") to AMI DODUCO, INC. and TECHNITROL, INC., jointly and severally (individually a "Consignee" and collectively the "Consignees" and together with Bank, "the Parties") subject to availability and to the terms and conditions outlined herein and further subject to Bank's absolute discretion not to deliver silver if it so decides.

Definitions. For the purposes of this Agreement:

"Dollar Value" with respect to silver shall mean, on the day of determination, the value in U.S. dollars of one troy ounce of silver determined by the London Silver Market ("LSM") fixing price with respect to silver on such day times the number of ounces of silver, in respect of which the Dollar Value is being determined. In the event that there is no LSM fixing price for silver on a particular day, the last established LSM fixing price for silver shall apply.

1. Availability. Silver delivered and held on consignment hereunder from time to time by the Consignees shall not at any time have a Dollar Value which exceeds $25,000,000.00 U.S. (the "Maximum Dollar Limit").

2. Restoration of Maximum Dollar Limit. If at any time the Dollar Value of silver held on consignment hereunder by the Consignees should exceed the Maximum Dollar Limit, then the Consignees shall promptly, without further notice or demand by Bank, either:

(i) make payment to Bank for a portion of the silver held on consignment hereunder in an amount sufficient to reduce the Dollar Value of the silver continued to be held on consignment hereunder to an amount no greater than the Maximum Dollar Limit; or

(ii) purchase from Bank, at the applicable LSM fixing price (plus the applicable premium as provided in paragraph 14), a quantity of the silver held on consignment hereunder sufficient to reduce the Dollar Value of the silver held on consignment hereunder to an amount no greater than the Maximum Dollar Limit.

With respect to item (ii) above, if the Parties are unable to agree to the purchase price, then the Maximum Dollar Limit shall be restored pursuant to the provisions of item (i) above.

3. Quality. Silver delivered to the Consignees and returned to Bank shall be in London Good Delivery bar form and of a minimum fineness of .9999, unless otherwise mutually agreed to in advance of delivery. EXCEPT FOR THE FINENESS OF THE SILVER SPECIFIED HEREIN, BANK MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE GOODS CONSIGNED OR TO BE SOLD HEREUNDER, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, AND BANK HEREBY DISCLAIMS ALL SUCH WARRANTIES.

4. Orders. Requests for delivery of silver will be made by an authorized representative of the Consignees to an authorized officer of Bank by telephone or telecopied transmission. Each request will indicate the quantity and quality of the silver to be delivered, the date on which the delivery is requested to be made and the required term of the Consignment, which term may be for up to twelve (12) months or any other term which is mutually acceptable to the Parties. Unless otherwise requested by the Consignees, any silver delivered shall be of the quality set forth in paragraph 3. All telephone requests shall be confirmed in writing to Bank within five (5) Business Days of such request. Upon acceptance by Bank of a consignment request, Bank shall issue a written confirmation to the Consignees of the terms of the consignment and the terms of such confirmation shall be binding on the Parties.

5. Deliveries by Bank.

(a) If Bank has agreed to make a requested delivery of silver, it will arrange for the delivery of the silver, F.O.B. Bank's or its designee's vault, to a location acceptable to the Parties and on the date agreed upon for delivery. The Consignees will bear the cost of such delivery and bear all risk of loss or damage to the silver requested to be delivered. Such delivery shall be accompanied by a delivery statement provided by Bank setting out the quantity and quality of silver delivered.

(b) If on receipt of the silver it is determined by the Consignees that the silver delivered by Bank to the Consignees is of a different quantity and/or quality than is set out in the delivery statement, the Consignees shall forthwith give notice of such discrepancy to Bank. In that event, Bank shall be entitled to conduct such tests and make such examination of the silver as it considers necessary or desirable. If such tests or examinations determine that the silver delivered by Bank to the Consignees is of a different quantity and/or quality than was set out in the said delivery statement, then Bank or the Consignees, as the case may be, shall make the appropriate adjustments.

(c) Absent manifest error, unless Bank receives from the Consignees the above described notice of discrepancy within fifteen (15) Business Days of receipt of the silver, then the silver delivered will be deemed to be as set out in the delivery statement that accompanied the delivery.

Business Day. For the purposes of this Agreement, "Business Day" shall mean any day, other than a Saturday, a Sunday or a day that banks are lawfully closed for business in New York, New York, or in the case of any location to which silver is to be delivered or received, a day that transactions cannot be carried out at such location.

6. Consignment Fee.

(a) The Consignees will pay monthly and on the last day of a Consignment term, in arrears, to Bank as a consignment fee in respect of the applicable Consignment an amount and at such rate, which amount and rate shall be agreed upon by the Consignees and Bank at the time of each Consignment request or request for renewal, which rate shall remain in effect for the term of the applicable Consignment. In the event that the Consignees and Bank should fail at any time to agree upon the rate to apply to a Consignment or the renewal of a Consignment term, then the Consignees shall immediately deliver the subject silver for which there is no agreement to Bank, as provided for in paragraph 24 hereof.

Notwithstanding the foregoing or any other provisions in this Agreement, any renewal of a Consignment term requested by the Consignees shall be at Bank's option and subject to Bank's absolute discretion not to renew a Consignment term if it so decides. Any Consignment the term of which is not renewed shall be immediately re-delivered to Bank in accordance with the terms of this Agreement.

(b) All rates in this Agreement shall be calculated on the basis of a 360 day year and for the actual number of days elapsed.

7. Title.

(a) Title to the silver delivered by Bank and held by the Consignees on consignment for Bank will remain with Bank and will not pass to the Consignees until such time as the silver is purchased by the Consignees as provided for in paragraphs 10, 11 and 7(b) hereof. In the event that only a portion of a Consignment is purchased, then title as pertains to that portion only will transfer to the Consignees.

(b) Title to the silver purchased by the Consignees as provided for in paragraphs 10 and 11 hereof will pass to the Consignees upon receipt by Bank of all funds due to it from the Consignees in payment for the silver purchased.

8. Commingling. The Consignees and Bank agree that the Consignees shall be permitted, in the ordinary course of its business as now being conducted, to commingle the silver held on consignment for Bank with any other silver or silver containing alloys being held by the Consignees on consignment, safekeeping, or trust, or with silver or silver containing alloys owned by the Consignees and, notwithstanding such commingling, all such silver shall remain subject to this Consignment by Bank.

9. Safekeeping. Until such time as the silver received from Bank has been returned to Bank, or purchased by the Consignees, as hereinafter provided, the Consignees will afford the silver no less safekeeping protection than it affords silver held for its own account and Consignees shall bear all risk of loss or damage to the silver. The Consignees will arrange insurance coverage, reasonably acceptable to Bank, on the silver held on consignment for Bank by the Consignees in such amounts and covering such risks as is usually carried by companies engaged in a similar business and the Consignees shall, upon request, deliver to Bank a copy of all policies for such insurance.

10. Purchase Request. If the Consignees wish to purchase part or all of the silver held hereunder on consignment for Bank, an authorized representative of the Consignees will make a request to an authorized officer of Bank by telephone or telecopied transmission stating the quantity and quality of silver to be purchased and the proposed value date of the purchase. Bank will send Consignees written confirmation of all telephone requests and Consignees shall send Bank written acknowledgement of such confirmation within five (5) Business Days of receipt.

11. Purchase. Bank, by its authorized officer, shall provide an authorized representative of the Consignees at least two (2) Business Days (or such lesser period as Bank may accommodate) prior to the proposed value date with a quotation (based on the LSM fixing price with respect to silver plus the applicable premium) of the value date price of the silver to be purchased. If the authorized representative of the Consignees agrees to such quotation, such quantity of silver will thereupon be conclusively deemed to have been contracted for purchase, with payment of the purchase price to be made on the agreed upon value date.

12. Joint and Several. The Consignees agree that they are jointly and severally liable for all agreements, obligations and liabilities incurred under this Agreement.

13. Invoices.

(a) In the case of a Consignment, Bank will furnish the Consignees with a statement of the quantity and quality of silver held on consignment for Bank and a calculation of the consignment fee in accordance with paragraph 6 hereof payable by the Consignees, together with an invoice for such charges.

(b) In the case of purchases, Bank will furnish the Consignees promptly after each purchase is agreed to with a statement setting forth the quantity and quality of the silver sold, and a calculation of the purchase price payable by the Consignees, together with an invoice for such purchase price.

(c) Failure by Bank to issue a statement and/or an invoice or failure to issue such statement and/or invoice in a timely manner, does not negate the Consignees' obligation to pay amounts due under this Agreement.

(d) If there is a discrepancy between the statement provided by Bank and the agreed to terms of the purchase by the Consignees, as the Consignees understands them to be, the Consignees shall forthwith notify Bank of such discrepancy. Absent manifest error, if such notification is not received by Bank within ten (10) Business Days of receipt of the statement by the Consignees then such statement shall be deemed to be correct.

14. Payments. Payment of the consignment fee will be made by the Consignees on the tenth (10th) Business Day of each month and on the last day of a Consignment term. Payment of the purchase price of the silver will be made on the value date determined by the LSM fixing price with respect to silver on such day plus a premium as determined by Bank based on prevailing market conditions and the form and quality of the silver delivered to or retained by the Consignees. In either case, payment will be made in U.S. dollars in same day funds by any method mutually agreed upon from time to time which methods shall include, without limitation, at the election of the Bank, by debit to any accounts of the Consignees maintained at the Bank. If an amount payable hereunder is not paid when due, the Consignees will pay the greater of (a) a late fee equal to three percent (3%) of the required payment, or (b) to the extent permitted by law, a late charge on the required payment not paid when due at a consignment fee equal to two percent (2%) in excess of the consignment fee that would otherwise be payable, from the date of delinquency until paid in full.

15. Reports. In the event that TECHNITROL, INC.'s financial statements are no longer publicly available, the Consignees will begin sending to Bank quarterly and annual audited financial statements within forty-five (45) days of the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) and ninety (90) days of the end of each fiscal year and any other information as Bank may reasonably request from time to time.

16. Period of Agreement. Any party to this Agreement may, for any reason, and upon no less than thirty (30) days' written notice to the other party (the "Termination Notice") terminate this Agreement. Such termination to be effective, except as hereinafter provided, as of the date specified in such Termination Notice (such date being the "Termination Date"). Notwithstanding the above, in the event that any term of a Consignment should extend beyond the Termination Date, termination with respect to that Consignment only shall be effective on the maturity date applicable to such Consignment. For all other Consignments, termination shall be effective on the Termination Date. On the relevant effective date for termination, the Consignees shall, if they have not already done so, re-deliver to Bank all silver which is held for Bank by the Consignees under the relevant terminated Consignments by either physically delivering the silver to Bank, or by purchasing the silver from Bank as provided for in paragraphs 10 and 11 hereof and shall pay to Bank all applicable amounts due and accruing to it hereunder. Any delivery of silver by the Consignees to the Bank hereunder shall be subject, in addition to the provisions of Section 24, to prior inspection and approval by the Bank as to the quantity, quality including form and fineness, delivery terms and locations and any other conditions the Bank may require. If an Event of Default should occur prior to the Termination Date specified in any Termination Notice or prior to any other applicable date of termination for a Consignment, Bank's right to terminate this Agreement and make demand hereunder shall take effect immediately.

17. Events of Default. Upon the occurrence of any one of the following events of default (an "Event of Default"):

(a) failure by the Consignees to deliver any amount of silver or pay any Purchase Price, consignment fees, interest or other amounts in respect of any silver held on consignment hereunder or purchased from Bank, on the date on which it is due hereunder;

(b) failure by the Consignees to restore the Maximum Dollar Limit as required by paragraph 2;

(c) the Consignees makes any representation or warranty hereunder which is incorrect in any material respect; or breaches any covenant hereunder or fails to perform or observe, in any material respect, any other term or provision contained in this Agreement and any such breach of covenant or failure to perform or observe shall remain unremedied for fifteen (15) days after written notice thereof has been given by Bank to the Consignees in the manner provided for in paragraph 23 hereof;

(d) a materially adverse change occurs in the financial condition of the Consignees which gives reasonable grounds to conclude that the Consignees will be unable to perform or observe, in the normal course, their obligations under this Agreement;

(e) any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings for the relief of debtors and/or creditors are instituted by or against a Consignee, and, in the case of any such proceeding instituted against a Consignee (but not instituted by such party), either such proceeding shall remain undismissed, or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(f) an order is made or an effective resolution passed for the winding-up or liquidation of a Consignee; or any steps are taken to enforce any encumbrance on the whole or any material part of the undertaking, property or assets of a Consignee;

(g) the occurrence of (i) any Event of Default as defined in that certain Credit Agreement dated as of October 14, 2005 (the "Credit Agreement") by and among the Consignees and certain other subsidiaries of the Consignees, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A. Singapore Branch as Singapore Administrative Agent, and the Lenders (all as defined in the Credit Agreement), as the same may be amended and/or amended and restated from time to time, which gives the Administrative Agent the right to declare any or all of the Obligations (as defined in the Credit Agreement) to be immediately due and payable or (ii) a default or event of default shall occur on any other indebtedness of the Consignees in excess of $5,000,000 pursuant to which the holder of such indebtedness has the right to declare such indebtedness to be immediately due and payable;

Bank may terminate this Agreement and, upon making a demand in writing upon the Consignees, will become entitled, as the Bank shall elect, either (i) to have the Consignees deliver to Bank forthwith all silver held by the Consignees on consignment for Bank hereunder or (ii) to have the Consignees purchase all silver held by the Consignees as provided for in paragraphs 10 and 11 hereof and shall be entitled to receive payment forthwith from the Consignees of all amounts due and accruing to Bank hereunder. Delivery of such silver shall be made by either physically delivering the silver to Bank or by paying to Bank the applicable LSM fixing price (plus the applicable premium) of the silver then held by the Consignees as of the date and time of termination and by so paying such amount, the Consignees shall be deemed to have purchased the silver which they were required to re-deliver to Bank. If the Consignees fail to immediately deliver to Bank all such silver held on consignment hereunder or fails to immediately pay to Bank all other amounts due to it hereunder, Bank may proceed to take such steps as it deems fit, including realizing upon any security it holds in that respect.

18. Corporate Authority At the time of acceptance of this Agreement, the Consignees will furnish Bank a certificate of the Secretary of each of the Consignees setting out the names and specimen signatures of those officers authorized to sign this Agreement on behalf of the Consignees and such other information as the Bank may reasonably request.

19. Authorized Representatives. The Consignees will, from time to time, notify Bank in writing of the names of two or more persons who are to be their authorized representatives for the purposes hereof. Bank will, from time to time, notify the Consignees in writing of the names of two or more persons who are to be its authorized officers for the purposes hereof. The Consignees and Bank shall provide to each other specimen signatures of such persons.

20. Representations of the Consignees. The Consignees hereby represent and warrant to Bank that each of them has full power and authority to purchase silver from Bank and to receive and hold silver for Bank on the terms and conditions contained herein; that each of them has obtained all necessary governmental approvals, if any, to receive and hold and purchase silver; and, that this Agreement has been duly authorized by all necessary corporate action and that the execution, delivery and performance of this Agreement by the Consignees will not result in the breach of its charter, articles of incorporation, by-laws, corporate resolutions or other of its constitutional documents or the Credit Agreement or any other agreement relating to the consignment of precious metals with Consignees.

21. Representations of Bank. Bank hereby represents and warrants to the Consignees that it shall have title free and clear of any encumbrance to all silver to be delivered to the Consignees under this Agreement, and that it has full power and authority to deliver and sell silver to the Consignees on the terms and conditions contained herein.

22. Covenants of the Consignees.

(a) Records: The Consignees shall maintain at their principal places of business records reasonably satisfactory to Bank with respect to the silver delivered by Bank hereunder, and shall permit an authorized officer of Bank, or a representative not necessarily in Bank's employ, to examine such records at any reasonable time during normal business hours, with reasonable prior notice.

(b) Taxes: The Consignees shall pay all license fees, taxes, customs duties, assessments and charges lawfully levied, assessed or imposed in respect of the silver held by the Consignees for Bank hereunder or upon the sale of such silver by Bank to the Consignees, except any tax in respect of the income of Bank.

All payments by the Consignees shall be made without set-off or counterclaim and free and clear of any taxes (including any value added tax), levies, duties, charges, fees or deductions for withholdings whatsoever.

If, as a result of any requirement, it should be necessary for the Consignees to deduct or withhold any amount from any payment hereunder, then the Consignees shall make an additional payment so that the amount received by Bank after such deduction or withholding equals the amount that would have been received by Bank if there had been no such deduction or withholding requirement.

Evidence satisfactory to Bank of the payment of any tax, etc. referred to in this paragraph will, upon the request of Bank made from time to time, be provided by the Consignees to Bank.

(c) Observe Laws: The Consignees shall duly observe and conform to all valid requirements of any governmental authority relative to the holding of silver by the Consignees for Bank hereunder.

(d) Negative Covenants: The Consignees covenant and agree that, until the satisfaction in full of all of the Consignees' obligations to Bank hereunder, the Consignees will not, directly or indirectly, (i) create, incur, assume or suffer to exist any pledge, lien, security interest or other encumbrance of any nature whatsoever, on any of the silver held on consignment hereunder other than any security interest granted to Bank; (ii) sell, lease, transfer or otherwise dispose of all or any portion of the silver held on consignment hereunder, except in the ordinary course of its business; (iii) dissolve or liquidate; or (iv) guarantee or otherwise in any way become or be responsible for obligations of any other person. Notwithstanding the previous sentence, a Consignee may from time to time guarantee the obligations of (1) the other Consignee or other entities controlled by the other Consignee, or (2) third parties, in the ordinary course of business which in the aggregate do not exceed $20,000,000 U.S. at any one time; provided, that, the issuance of any such guarantees shall not, individually or in the aggregate, have a material adverse effect on the business or prospects of such Consignee.

(e) Deposit Account: Promptly following the execution and delivery of this Agreement the Consignees shall open a demand deposit account at the Bank. The Consignees agree that the Bank may from time to time debit such account for the payment of consignment fees and other amounts payable hereunder.

23. Notices. Any notice in writing may be given by being delivered by hand or by being sent by authenticated telex, telecopied transmission in the case of the Consignees to:

AMI Doduco, Inc.

Murray Corporate Park

1003 Corporate Drive

Export, PA 15362

Attention: Vice President of Purchasing

Fax No.: (724) 733-2880

and:

Technitrol, Inc.

1210 Northbrook Drive, Suite 470

Trevose, PA 19053

Attention: Chief Financial Officer

Fax No.: (215) 355-7397

and in the case of Bank to:

HSBC Bank USA, National Association

464 Winthrop Street

Rehoboth, MA 02769

Attention: Richard M. Seufert, First Vice President

Fax No.: (508) 252-5475

or to such other address or telecopier number as may hereafter be notified in writing by the Consignees or Bank, respectively and any such notice, if given by hand, authenticated telecopied transmission will be deemed to have been given when delivered or sent.

If an authorized representative of the Consignees makes an oral request or gives an oral notice hereunder to Bank, whether to an agent or an employee of Bank then, until notice in writing by the Consignees, Bank shall be entitled to rely on its dealings with the Consignees upon those oral instructions whether by telephone or otherwise. In so relying, neither Bank nor any agent or employee shall incur any liability to the Consignees in acting upon such oral instructions contemplated hereby and which Bank believes in good faith to have been given by a person authorized by the Consignees to effect any applicable transaction. In the event there is a discrepancy between the oral instructions and any written confirmation in respect thereof, or in the absence of receiving confirmation, the oral instructions will be deemed to be the controlling instructions.

24. Deliveries by Consignees. All deliveries of silver to be made hereunder by the Consignees to Bank will be subject to the Bank's prior consent to such delivery and shall be delivered to Bank free of all liens, charges, security interests and encumbrances and made in accordance with the directions of Bank or, in the absence of such directions, in a commercially acceptable manner to a vault designated by Bank. The Consignees shall bear the cost of such delivery and shall bear the risk of loss of or damage to such silver until delivery is made by it to Bank at which time such risk shall pass to Bank. Any credit to Consignees for silver delivered to the Bank shall be subject to the assay of the value thereof by the Bank. If on receipt of the silver it is determined by Bank that the silver delivered by Consignees to Bank is of a different quantity and/or quality than required to be delivered hereunder, Bank shall forthwith give notice of such discrepancy to the Consignees. In that event, the Consignees shall be entitled to conduct such tests and make such examinations of the silver as they consider necessary or desirable. If such tests or examinations determine that the silver delivered by Consignees to Bank was of a different quantity and/or quality than was required to be delivered, the Consignees or Bank, as the case may be, shall make the appropriate adjustments.

25. Assignment. The Consignees may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Bank. Bank may at any time assign or transfer all or any of its rights and/or obligations hereunder.

26. Laws. This Agreement will be interpreted and governed in all respect by the laws of the State of New York without reference to its conflicts of laws provisions other than Section 5-140 of the New York General Obligations Law.

27. Amendments. This Agreement constitutes the entire Agreement between the Consignees and Bank in respect of the subject matter hereof and may only be amended by a document signed by the Consignees and Bank.

28. Judgment Currency. All payments made under this Agreement or resulting from any judgment relating to this Agreement shall be made in U.S. Dollars.

29. Force Majeure. If Bank is prevented from or hindered in making delivery of silver or the making of delivery is delayed by reason of force majeure (which shall be deemed for this purpose to include war, civil commotion, act of terrorism, hijacking, strike, walkout, industrial dispute, fire, explosion, storm, tempest, flood, act or omission of any governmental, licensing or other similar body or of a person or body for the time being exercising the power and authority of such body (whether in the United States of America or elsewhere) or any further cause not within the direct control of Bank) Bank shall be under no liability whatsoever in respect thereof and the time for delivery by Bank shall be extended for a period equal to that during which delivery is so prevented, hindered or delayed; however, notwithstanding the foregoing, Bank may, if it so chooses, by notice in writing given to the Consignees, advise that it will not make the delivery affected by the force majeure.

Bank shall not be liable for any loss arising on or in connection with any lack of delivery of silver to the Consignees hereunder as a result of moratorium, currency restrictions or changes thereof.

30. No Obligation to Deliver or Renew a Consignment. Execution of this Agreement shall not obligate Bank to deliver silver or to renew a Consignment term pursuant to any request that it may receive from the Consignees; nor does it obligate the Consignees to request the delivery of silver. The Consignees shall have no automatic right to obtain the delivery of silver hereunder or to renew a Consignment term despite making the appropriate request and notwithstanding the occurrence or non-occurrence of an Event of Default hereunder. Bank shall have complete discretion to refuse any delivery or renewal request at any time until actual delivery or actual renewal of the Consignment without giving any reason for any such refusal and Bank shall incur no liability in respect of any such refusal.

31. True Consignment. The Parties intend that this Agreement shall provide for a true consignment and that all transactions hereunder shall constitute true consignments of the silver. The Consignees authorize the Bank to file UCC financing statements to reflect the Consignments made hereunder.

32. Choice of Forum; Service of Process. Consignees and Bank irrevocably consent and submit to the non-exclusive jurisdiction of the federal and state courts located in New York County, New York and waive any objection based on venue or forum non conveniens with respect to any actions instituted therein arising under this Agreement or in any way connected with or incidental or related to the dealings of the Parties hereunder. Consignees waive personal service of process of any and all process upon it and consents that all such process may be made by certified mail (return receipt requested) to its address set forth herein and shall be deemed to be completed five (5) days after deposit in the U.S. mails or at Bank's option in any manner provided under the rules of such courts. Within thirty (30) days Consignees shall appear to answer to such process, failing which Consignees shall be deemed in default and judgment shall be entered by Bank for the amount of the claim and relief requested.

33. JURY WAIVER. CONSIGNEES AND BANK EACH HEREBY WAIVE ANY RIGHT TO TRAIL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES.

If the foregoing terms and conditions are satisfactory, please so indicate by executing on the enclosed copy of this letter the form of acceptance and returning it to us on or before __________ __, 2007 failing which this offer will expire.

Yours truly,

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Richard Seufert

Name: Richard Seufert

Title: First Vice President

ACCEPTED:

Dated: March 30, 2007.

AMI DODUCO, INC.

By: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: General Manager

TECHNITROL, INC.

By: /s/ Drew A. Moyer

Name: Drew A. Moyer

Title: Senior Vice President, CFO

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